Exhibit (b)

Gateway Trust

Section 906 Certification

In connection with the report on Form N-CSR for the period ended December 31, 2009 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	By:
President and Chief Executive Officer Gateway Trust -----------------------------------------------	Treasurer Gateway Trust ------------------------------------------------

/s/ David L. Giunta	/s/ Michael C. Kardok
David L. Giunta	Michael C. Kardok

Date: February 22, 2010	Date: February 22, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Gateway Trust, and will be retained by the Gateway Trust and furnished to the Securities and Exchange Commission or its staff upon request.